Tyme Logicum | Scientia | Humanitas November 2018 NASDAQ: TYME Exhibit 99.1

Tyme Technologies, Inc. Corporate Overview (NASDAQ: TYME) SM-88 SM-88 (our lead oral product) has shown anti-tumor activity across 15 hematologic and solid cancers Two monotherapy Phase II studies for prostate and pancreatic cancer ongoing Two pivotal cohorts in pancreatic cancer expected to begin during 2019 Phase II in Ewing’s sarcoma beginning in first quarter of 2019 TYME is an clinical stage biotechnology company focused on targeting unique oncologic metabolic properties to create effective and tolerable therapies Amino-acid targeting platform, Pipeline of novel delivery technologies, and other tumor-targeting programs Wholly owned global patent portfolio, with earliest patent expiring in 2032

Development Pipeline

Program	Formulation	Cancer Indication	Pre-IND	Phase I	Phase II	Phase II/III
SM-88	Oral	Pancreatic: 2L+, ECOG 0-2 Monotherapy	88-PANC: Interim data 1Q19			
		Pancreatic: 2L Monotherapy	Precision Promise: Expected start 1H19			
		Pancreatic: 1L & 2L Combo w/ GA	Precision Promise: Expected start 2019			
		Prostate: Biomarker Recurrent	Ongoing; Interim data 1Q19			
		Metastatic Ewing's Sarcoma*	Expected start 1Q19			
SM-XX	Injectable	Digestively compromised patients				
	Nasal	Glioma				
	Transdermal	Breast				
Tyrosine-bound Melanin	Oral	Various cancers				
	Radiotherapy combination	Non-invasive radiosurgery				

*Investigator-initiated trial
GA = gemcitabine/Abraxane® , IND = Investigational New Drug Application ECOG PS = Eastern Cooperative Oncology Group Performance Status

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Targeting Cancer’s Unique Metabolism Nearly all cancers exhibit the Warburg Effect and have abnormal uptake of tyrosine SM-88 uses this pathway to enter cancer and disrupt protein synthesis To enhance the tyrosine’s effect, SM-88 is administered with microdoses of three other drugs: Rapamycin (0.5mg) Phenytoin (50mg) Methoxsalen (10mg) Without critical proteins, the cancer cell loses viability and triggers apoptosis and/or host immune response

Clinical Evidence of SM-88 Mechanism PET Imaging Illustrates SM-88 Response 8/9 (86%) subjects with initial PET1-based responses went on to have future CT1-based responses Interruption of cancer cell metabolism vs. broad cytotoxic effects of chemotherapy Tumor inflammation / immune response could be a positive indicator of therapeutic effect Metastatic Breast Cancer Case Study PET CR PET & CT CR PET = positron emission topography ; CT = computed topography; SUV= standardized uptake values Source ASCO 2018 abstract e14528 for PET/CT responses

Clinical Evidence of SM-88 Mechanism Interim Data from Ongoing Phase Ib/II Prostate Trial Circulating Tumor Cells as a Surrogate Biomarker CTCs linked to prognosis and progression in prostate, breast and other cancers Selectivity of Uptake with Cancer Cells Selective uptake should be reflected by minimal disruption of normal cellular processes Monthly CTC Levels by Subject Data as of February 2018

First Human Study (FHS):
33% RECIST ORR, 29.8 month Overall Survival



RECIST Designation[1]
Overall Survival (months)
SD
PR
CR
CR
PR
SD
SD
PD
SD
CR
SD
SD
SD
SD
SD
SD
SD
SD
SD
PD
PR
CR
SD
SD
PR
PD
PR
SD
SD
PR
0
10
20
30
40
50
60
70
Median OS of 29.8 Months

Effective in metastatic cancers with large unmet need

- All comers (n=30) with end-stage progressive metastatic solid tumors on entry
- Monotherapy with SM-88
- Average baseline ECOG PS = 1.6, 14/30 (47%) $\geq$ 2
- Average prior systemic Tx = 1.6

90% of patients experienced clinical benefit (CR, PR or SD)[2]

- **33% ORR; Four CR, six PR**
- 17 SD (57%) with a median OS of nearly 30 months
- Tumor assessments confirmed by blinded radiologist review
- 43% ORR in breast cancers, including 40% ORR in triple negative breast cancer

1. Five year analysis as of September 2017
2. Response based on RECIST 1.1 criteria. CR = complete response; PR = partial response; SD = stable disease; PD = progressive disease; OS = overall survival; ORR = Objective response rate

ECOG PS - Eastern Cooperative Oncology Group Performance Status

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Safety Profile: First Human Study No Grade 3-4 drug related adverse events observed in the First Human Study Median Improvement of 1.0 point on the ECOG PS from baseline to post first 6-week cycle 1. Includes all adverse events deemed as possibly, probably or definitely drug-related. 2. Generally transient FHS data cut-off September 2017

Pancreatic Treatment Paradigm

	# of Patients	ASCO Guidelines (Metastatic)	Current & Expected Tyme Trials
Diagnosed (U.S.)	55,440	Localized → ~20%	
Metastatic at diagnosis	~80%		
Receive 1st Line:	41,234	• Gemzar® / Abraxane® ("GA"); or • FOLFIRINOX • Single agent (ECOG 2)	1) Precision Promise ("PP") GA-combo Arm
Receive 2nd Line:	21,830	• Onivyde® +5FU/LV (GA-failed) • GA (5FU-failed) • Single agent (ECOG 2)	1) PP Monotherapy Arm 2) PP GA-combo Arm 3) TYME-88-PANC Monotherapy
Receive 3rd Line:	10,187	*"No data are available to recommend third-line (or greater) therapy with a cytotoxic agent"*	1) TYME-88-PANC Monotherapy

Source: 2018 American Cancer Society patient statistics; Metastatic Pancreatic Cancer: ASCO Clinical Practice Guidelines

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Historical Trial Outcomes in 2nd Line or Later Pancreatic Cancer Arm N ORR Median Months 2L PFS 2L OS OS post 2L PFS NAPOLI-1 Onivyde+5FU/LV 117 7.7% 3.1 6.1 3.0 5FU/LV 119 0.8% 1.5 4.2 2.7 Onivyde alone 151 3.3% 2.7 4.9 1.2 Median of 15 other 2L+ pancreatic trials* 40 (30-168) 10.0% (0-23%) 2.3 (1.6-5.3) 5.8 (3.0-9.9) 3.0 (0.5-5.3) Expected median OS: ~6m in 2L and <3m in 3L Responses are rare, likely due to fibrotic tumor structure ~10% ORR in 2L and 0-2% in 3L PFS ~2-3m in 2L and ~1.5m in 3L * Includes select prospective Phase 2 or Phase 3 trials with N > 30 since 2000. Tsavaris et al, 2005, Cantore et al, 2004, Demols et al, 2006, Boeck et al, 2006, Kulke et al, 2007, Xiong et al, 2008, Dung T. Le, Dung T. Le, Boeck et al, 2007, Reni et al, 2006, Burris et al, 2005, Jacobs et al, 2004, Ulrich-pur et al, 2003, Oettle H, 2014, Gill J, 2014, Chung VM et.al. 2015.

Why are Pancreatic Cancer Outcomes so Poor? Dense stroma prevents many molecules from reaching the tumor As a result, pancreatic cancer is treated through a combination of highly toxic chemotherapies to try to both break down the surrounding barriers and kill the tumor cells Tumor Stroma / Fibrosis However, the tumor still needs metabolites, like tyrosine, and must have pathways for their absorption Source: Akagawa S et.al; International Journal of Oncology July 2014

Example Monotherapy RECIST Response BASELINE POST 10 WEEKS THERAPY Previous SM-88 Data for Pancreatic Cancer Subject Baseline ECOG Previous Treatments* BORR PFS (mth) OS (mth) Monotherapy 084 DO 2-3 S CR 13 15 031 JP 2-3 C(1) PR 4 4** 037 DP 0-1 S, R, C(1) SD 8 45 018 DD 1 S SD 24 24 047 FC 1 C(1) SD 4 4 014 MP 2-3 n/a SD 2 2 107 RR 1 S, C(5) UNK 4 4 Combo-therapy 096 RC 2 C(1) PR 16 16 086 KW 2 n/a SD 5 5 094 KC 2 C(3) SD 3 3 * S= Surgery, R= Radiotherapy, C= Chemotherapy (Number of Lines) ** Subject died of unrelated port infection 10 evaluable patients, all with actively progressing metastatic pancreatic cancer Median PFS of 4.5 months (median one prior line of systemic therapy (range 0-6)) One CR (10%), 2 PRs (20%), 4 (40%) Stable disease duration ≥ 4 months (Table 1) 4/10 (40%) subjects showed survival of greater than 12 months All patients improved or maintained ECOG PS after initiating SM-88 Source: ASCO GI 2018 poster, TPS2615

SM-88 First Therapy Selected for Precision Promise Pivotal Trial Selected to include two SM-88 treatment arms Monotherapy in 2L Combination with GA in both 1L & 2L Monotherapy arm will be first arm submitted to FDA with PP master protocol IND Enrollment expected to begin 1H19 Arm Selection Committee Precision Promise Manual Hidalgo, MD, PhD*, Beth Israel/Harvard Vincent Picozzi, MD, Virginia Mason Andrea Wang Gillam, MD, PhD, Washington University Diane Simeone, MD, Perlmutter Cancer Center/NYU Eileen O’Reilly, MD, Memorial Sloan Kettering Gregory Beatty, MD, PhD, University of Pennsylvania E. Gabriela Chiorean, MD, Fred Hutchinson Brian Wolpin, MD, PhD, Dana-Farber Aaron Miller, MD, PhD, University of California, San Diego Andrew Lowy, MD, University of California, San Diego Hiral D. Parekh, MD, University of Florida Talia Golan, MD, Sheba Medical Center Victoria Manax, MD, PanCAN Melissa Paoloni, MA, DVM, Berry Consultants * Chair of the committee SM-88 mechanism of action and historical data reviewed by Arm Selection Committee

Why Join a Platform Trial? Precision Promise Pivotal Trial “I personally believe that the clinical trial system is broken and that master protocols, trial platforms and clinical trial networks need to be the future” - Janet Woodcock, Director of CDER, September 2017 Accelerate Approval Survival endpoint predefined for approval with FDA Reduce Costs PanCAN funds majority of expenses associated with CRO, control arms, biomarkers and analytics Increase Enrollment 14 high-volume pancreatic centers of excellence Part of PanCAN’s extensive community network Improve Understanding Genomic & biomarker testing for all subjects Advanced analytics for predictive efficacy Adaptive statistics requires fewer subjects

Who is PanCAN? One of the largest organizations focused exclusively on pancreatic cancer ~$35m annual operating budget with more than 150 employees Overarching goal to double pancreatic cancer survival rates by 2020 Driving research, government advocacy, patient services and community engagement in pancreatic cancer Connection point between clinicians, industry, patients and government Uniquely positioned to run a platform trial in pancreatic cancer Developed Precision Promise over last two years in collaboration with top cancer centers, leading biostatisticians and the FDA Funding a substantial portion of trial costs

Impact on Existing Tyme’s Pancreatic Program SM-88 may have additional regulatory pathways beyond Precision Promise 3rd Line+: No existing standard of care because the two standard pancreatic backbone therapies (gemcitabine and 5FU) would have already failed SM-88 has a novel mechanism that does not overlap with previous therapies ECOG PS 2: Functionally compromised patients generally cannot stand high levels of toxicity associated with standard chemotherapy combinations SM-88’s relatively low toxicity may be more appropriate for ECOG PS 2 patients Summary of Enrollment Overlap Between Trials

Phase II Trial (TYME-88-PANC): Metastatic Pancreatic Cancer

INDICATION

SM-88 Monotherapy in Refractory Metastatic Pancreatic Cancer Patients (2nd Line+; ECOG PS 0-2)

Stage 1
- Randomized to high (920mg) or low (460mg) dose tyrosine
- Completed enrollment ahead of expectations by Sep 2018
- Measuring multiple indicators of efficacy and safety

Initial data analysis (January 2019)

FDA discussion on 3L approval pathway

Potential Stage 2
- Expect to focus on 3L subjects
- Design dependent on FDA discussions for potential registrational pathway

Structure: Open-Label	**Sites:** ~35 across North America
End Points: Response Rate, OS, and PFS	**CRO:** Quintiles/Novella (first site opened Mar`18)

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SM-88 Opportunity

Proof-of-Concept in pancreatic and prostate could offer a path for SM-88 development into many of the 15 cancers where efficacy has been documented

Proof of Concept Trials

- **Phase II Pancreatic (Metastatic)**
- **Phase Ib/II Prostate (Maintenance)**

Cancers with Demonstrated Responses to SM-88

Pancreatic	Breast	Ovarian
Prostate	Colon	Glioma/Glioblastoma
Ewings Sarcoma	Renal	Appendix
Soft-Tissue Sarcoma	Thyroid	Hodgkins Lymphoma
Lung	Head & Neck (SCCHN)	Non-Hodgkin's Lymphoma

- **Phase II Ewing's Sarcoma rare pediatric disease path**
- **Metastatic Breast Cancer ~40,900 deaths/year***
- **Metastatic Lung Cancer ~154,000 deaths/year***
- **Other tumors**

*NIH 2018 SEER estimates

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Anticipated Upcoming Milestones Preclinical animal data with SM-88 Initial results expected by YE18 Planned analysis of Phase II pancreatic cancer trial Interim Data expected in January 2019 Update for Phase Ib/II prostate cancer trial Update expected during 1Q19 Initiate Precision Promise monotherapy arm Expected 1H19 Initiate Precision Promise combo-therapy arm Expected 2019

Management, Board, and Advisors

FOUNDERS	**Steve Hoffman** Chairman, CEO & CSO		**Michael Demurjian** Director & COO
OTHER EXECUTIVES	**Ben Taylor** President & CFO (Goldman Sachs, Barclays)		**Dr. Giuseppe Del Priore** Chief Medical Officer (Cancer Treatment Centers of America, NYU, IU)
	Jon Eckard, PhD Chief Scientific Affairs Officer (NYU Langone Medical Center, Barclays)		**Michele Korfin** Chief Commercial Officer (Kite, Celgene)
	Shabnam Stanicky Clinical Operations Officer (Quintiles, Lilly)		**John Zucaro** SVP CMC (DuPont)
BOARD OF DIRECTORS	**Gov. Tommy Thompson** FRM Sec. of HHS	**Paul Sturman** FMR Pfizer; J&J	**Tim Tyson** Aptuit; FMR GSK
Don DeGolyer Vertice; FMR Endo	**David Carberry** FMR Johnson & Johnson	**Dr. Jerry Sokol** Florida Cancer Spec.; FMR FDA	**Douglas Michels** FMR J&J, OraSure
MEDICAL ADVISORS	**Briggs Morrison** Syndax; FMR AstraZeneca	**Dr. Suresh Chari** Mayo Clinic	

FMR – former position or affiliation

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2018 YTD Achievements Presented data on SM-88 in pancreatic cancer (ASCO GI) and interim results from Phase II trial in prostate cancer (ASCO GU) Completed a common stock offering in March 2018 Completed Stage 1 enrollment of Phase II trial in metastatic pancreatic cancer in September; data expected 1Q19 SM-88 selected as first experimental arm in the Precision Promise pivotal trial platform for pancreatic cancer, providing clarity on potential regulatory pathway Released additional data for SM-88 at 2018 ASCO Annual Meeting Broadened board of directors and management team with the appointments of Don DeGolyer, Douglas Michels, Michele Korfin, and James Biehl Announced collaboration with Dr. Sant Chawla and the Joseph Ahmed Foundation (JAF) for a Phase II clinical trial in Ewing’s sarcoma